RESTRICTED STOCK UNIT AGREEMENT
(Under the Connecticut Water Service, Inc.
2014 Performance Stock Program)

THIS AGREEMENT, made and entered into as of the ___ day of ____________, 20__ (the “Grant Date”) by and between CONNECTICUT WATER SERVICE, INC., a Connecticut corporation (the “Company”), and _________________, (the “Participant”).

W I T N E S S E T H :

WHEREAS, the Company’s Compensation Committee of the Board of Directors (the “Committee”) has determined that the Participant is an eligible Employee under the Company's 2014 Performance Stock Program (the “Plan”); and

WHEREAS, the Company intends to grant a restricted stock unit award (the “Award”) to the Participant pursuant to Section 11 of the Plan and subject to the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties agree as follows:

1.Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

2.Restricted Stock Unit Award.

(a)    Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant a Restricted Stock Unit Award (“RSUs”) which shall entitle the Participant the opportunity to earn a cash payment equal to the Fair Market Value of [NUMBER] (###) shares of the common stock of the Company, without par value (the “Common Stock”) in accordance with the vesting schedule established by the Committee, as set forth in Section 3 to this Agreement. This Award may not be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any way until paid to the Participant. The RSUs shall be subject to forfeiture as described in Section 4 of this Agreement. This Award is made in consideration of the services to be rendered by the Participant to the Company.

(b)    In order to be eligible for this Award, the Participant must execute and deliver a copy of this Agreement to the Company at the Company's offices within ten (10) business days of the date on which the Participant has received this Agreement. The Participant shall not be entitled to any Award under this Agreement except in accordance with the vesting schedule set forth in Section 3. If the Participant shall fail to execute this Agreement within ten (10) days after receipt thereof from the Company, the Award made hereunder shall be null and void.

(c)    The Participant shall not have any of the rights and privileges of a stockholder with respect to the shares of Common Stock underlying the RSUs (including, without limitation, the right to vote such shares or any rights to dividends).

(d)    Notwithstanding the acceptance this Agreement by the Company and the Participant, as evidenced by their execution and attachment hereto of a copy thereof, the vesting schedule applicable to the Award may be adjusted as the Committee deems necessary or appropriate in the manner permitted by and subject to the Plan.

3.Vesting; Acceleration.

(a)    At each Vesting Date set forth in below, and provided the Participant remains actively employed by the Company through each such Vesting Date, the Committee shall calculate the number of RSUs vested and payable hereunder.

# RSUs	Vesting Date
[###]	[DATE]
[###]	[DATE]
[###]	[DATE]
[###]	[DATE]
[###]	[DATE]

(b)    Notwithstanding Section 3(a) hereof, the following events shall be deemed a “Vesting Date” and the Award shall vest in full upon: (i) the Participant’s death while employed by the Company or a Subsidiary, or (ii) the Participant’s termination of employment with the Company or a Subsidiary by reason of Disability.

4.Forfeiture. If the Participant’s employment with the Company or a Subsidiary is terminated for any reason at any time prior to a Vesting Date listed in Section 3, the Participant shall forfeit all RSUs that then remain unvested under this Agreement.

5.Payment of Vested RSUs. Vested RSUs will be paid within 30 days following the applicable Vesting Date, and in all events no later than March 15 of the calendar year following the year in which such Vesting Date occurs. Payment shall be equal to the number of vested RSUs multiplied by the Fair Market Value required by Section 16 of the Plan of a share of Common Stock on each such Vesting Date, less all applicable taxes and withholding. Payment shall be made in cash only; the Award may not be settled in shares of Company stock.

6.No Employment or Other Contractual Rights. Except as otherwise provided in the vesting provisions of Section 3(b) and Section 4 of this Agreement, no provision of this Agreement shall: (a) confer or be deemed to confer upon the Participant any right to continue in the employ of the Company or any Subsidiary or shall in any way affect the right of the Company or any Subsidiary to dismiss or otherwise terminate the Participant’s employment at any time for any reason with or without cause, (b) be construed to impose upon the Company or any Subsidiary any liability for any forfeiture of the RSUs which may result under this Agreement if the Participant’s employment is so terminated, or (c) affect the Company’s right to terminate or modify any contractual relationship with the Participant.

7.Changes in Capitalization. This Agreement and the issuance of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

8.No Liability for Business Acts or Omissions. The Participant recognizes and agrees that the Board or the officers, agents or employees of the Company in their conduct of the business and affairs of the Company, may cause the Company to act, or to omit to act, in a manner that may, directly or indirectly, affect the amount of or the ability of the Participant to earn the Award under this Agreement. No provision of this

Agreement shall be interpreted or construed to impose any liability upon the Company, the Board or any officer, agent or employee of the Company for any effect on the Participant’s entitlement under the Award that may result, directly or indirectly, from any such action or omission.

9.Governing Law; Interpretation. The terms of this Agreement shall be governed by Connecticut law, without regard to its choice of law provisions. This Agreement shall at all times be interpreted, administered and applied in a manner consistent with the provisions of the Plan. If any of the terms or provisions of this Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan.

10.Amendment; Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Committee and shall be agreed to in writing by the Participant.

11.Code Section 409A. It is intended that payments under this Agreement are exempt from Internal Revenue Code Section 409A and applicable regulations and guidance (collectively, “Section 409A”) under the “short term deferral” exemption of Treas. Reg. § 1.409A-1(b)(4), and this Agreement shall be interpreted and administered in accordance with such intent. However, the Company does not warrant that all payments paid or delivered under this Agreement will be exempt from, or paid in compliance with, Section 409A. The Participant understands and, for the Participant’s self and beneficiaries agrees, that the Participant bears the entire risk of any adverse federal, state or local tax consequences and penalty taxes which may result from payments under this Agreement on a basis contrary to Section 409A or comparable provisions of any applicable state or local income tax laws. For purposes of Section 409A, (a) the Participant’s termination of employment or words of similar import shall mean the Participant’s “separation from service” under Section 409A; and (b) each payment made under this Agreement shall be a “separate payment.”

12.Miscellaneous. This Agreement and any copies thereof executed by the parties, (a) contains the entire Agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreements or understandings with respect thereto and (b) shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant, his or her heirs, devisees and legal representatives. In the event of the Participant's death or a judicial determination of his or her incompetence, reference in this Agreement to the Participant shall be deemed to refer to his or her legal representative, heirs or devisees, as the case may be. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

PARTICIPANT    CONNECTICUT WATER SERVICE, INC.

By
Dated             Name:
Title:

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